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                                                                      Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-25331, No. 33-55768, No. 33-55766, No. 33-65023,
No. 333-18423, No. 333-18429, No. 333-18437, No. 333-77411, No. 333-88049, No.
333-30454, No. 333-30448, No. 333-53562, No. 333-100867), and Form S-3 (No.
33-61854, No. 333-40809) of Kennametal Inc., of our reports dated August 1, 2003, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
September 18, 2003